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                                                                    EXHIBIT 11.1



                   THE MAXIM GROUP, INC. AND SUBSIDIARIES


          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS)

                 PER COMMON AND COMMON EQUIVALENT SHARE (a)

                    FOR THE YEAR ENDED JANUARY 31, 1997,

                   THE TEN MONTHS ENDED JANUARY 31, 1996,

                      AND THE YEAR ENDED MARCH 31, 1995

                (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)





                                                                         1997     1996       1995
                                                                        -------  -------    -------

PRIMARY:
 Net earnings (loss) applicable to common and common equivalent shares  $ 2,145  $(4,245)   $ 9,642
                                                                        =======  =======    =======

SHARES:
 Weighted average number of common shares outstanding                    13,468   13,301     12,734
 Shares issuable from assumed exercise of options and warrants              469      N/A(b)     567
                                                                        -------  -------    -------
 Weighted average number of common shares and common share
  equivalents assuming average market price for period                   13,937   13,301     13,301
                                                                        =======  =======    =======

PRIMARY EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE          $   .15  $  (.32)   $  0.72
                                                                        =======  =======    =======

FULLY DILUTED:
 Net earnings (loss) applicable to common and common equivalent shares  $ 2,145  $(4,245)   $ 9,642
                                                                        =======  =======    =======

SHARES:
 Weighted average number of common shares outstanding                    13,468   13,301     12,734
 Shares issuable from assumed exercise of options and warrants              669      N/A(b)     593
                                                                        -------  -------    -------
 Weighted average number of common shares and common share
  equivalents at higher of ending or average market price for period    $14,137   13,301     13,327
                                                                        =======  =======    =======

FULLY DILUTED EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE    $   .15  $  (.32)   $  0.72
                                                                        =======  =======    =======

             (a) Common equivalent shares represent stock options granted to key employees and directors and redeemable common stock purchase warrants.

             (b) Common equivalent shares are antidilutive for the ten months ended January 31, 1996.